Exhibit 10.20

Land Lease Agreement

Lessor: Houlong Village Committee, Zherong County, Fujian Province (hereinafter referred to as “Party A”)

Lessee: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd. (hereinafter referred to as “Party B”)

To clarify the rights and obligations of both parties, Party A and Party B have reached the following agreement based on the principle of mutual benefit and mutual gain:

I. Land leasing situation and use

The land leased by Party A to Party B is located in the Tea Industry Park of Houlong, Zherong County, Fujian Province.

The purpose of Party B’s lease of the land is to construct a factory building.

II. Lease amount:

From January 2017 to December 2019, the lease amount for this period is 36,000 yuan per year. Afterward, the lease amount will increase every three years, and the increase rate cannot exceed 10% (specific situations to be negotiated by both parties), and the lease will expire on April 1, 2043. The annual rent shall be paid in full by the end of each year.

III. Party A’s rights and obligations:

1.	Party A has the right to collect rent from Party B according to the agreement in this agreement.

2.	After the contract is signed, Party A shall delineate the boundary range of the land leased by Party B, and clean up the attached objects on the ground to meet Party B’s requirements for use.

3.	During the lease term, Party A shall not lease the land to a third party for use again.

4.	Any personnel or other changes of Party A during the lease term will not affect the implementation of this agreement. Party A shall not affect the implementation of this agreement for any reason.

IV. Rights and Obligations of Party B:

1.	Party B shall pay the rent to Party A in accordance with the agreement of this contract.

2.	Party B has the right to use the land during the lease period, and Party A shall not interfere with Party B’s operation and planning.

3.	Without Party A’s consent, Party B shall not sublet the land during the lease period.

4.	Party B has the right to refuse to pay any fees charged by Party A other than the agreed rent.

5.	If Party B intends to renew the lease after the lease period expires, Party B shall have priority under the same conditions.

V. If this contract cannot be performed or the purpose of the contract cannot be achieved due to national policy adjustments or other force majeure events, both parties may terminate the contract without bearing any breach of contract liabilities. If there are key projects or collective construction that require land acquisition, the land compensation shall be collected by Party A, and the compensation for ground buildings shall be collected by Party B.

VI. If Party B does not renew the lease after the lease period expires or if the contract is terminated by mutual agreement, the assets invested by Party B on the land shall belong to Party A.

VII. Both parties may sign a supplementary agreement by mutual agreement, which shall have the same legal effect as this contract.

VIII. Any disputes arising from the performance of this contract shall be resolved by negotiation between the parties. If the negotiation fails, both parties may bring a lawsuit to the people’s court with jurisdiction.

IX. This contract is in duplicate, with each party holding one copy, and both copies have the same legal effect.

X. This contract shall become effective from the date of signature and seal by both parties.

Party A: Villagers’ Committee of Houlong Village, Zhaorong County (Official Seal)

Legal Representative:/s/Fu Xiuxiang

Signing Time:2016.12.29

Party B: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.(Official Seal)

Legal Representative:/seal/Lin Huangliang

Signing Time:2016.12.29

Agreement

Party A: Houlong Village Committee, Zherong County

Party B: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Party C: Fujian Min Dong Hong Tea Technology Co., Ltd.

Through friendly agreement among all parties, the following unanimous agreement is reached:

1.	In view of the fact that the lease term stipulated in the “Land Lease Agreement” signed by Party A and Party B, which became effective on January 1, 2017, does not comply with relevant regulations, Party A and Party B jointly confirm that the “Land Lease Agreement” will be modified to change the lease term in Article 2 of the lease amount from “the land lease term until April 1, 2043” to “the land lease term until January 31, 2035”.

2.	As Party B is a wholly-owned subsidiary of Party C, the act of Party B signing the “Land Lease Agreement” with Party A and paying rent does not affect or change Party C’s exclusive leasing rights and obligation of land reclamation according to the “Three-party Land Use Agreement (Facility Agricultural Land)” signed by Party A, Party C, and the Zherong County Houlong Township People’s Government on March 3, 2015.

3.	Other clauses of the “Land Lease Agreement” signed by Party A and Party B, which became effective on January 1, 2017, remain unchanged.

Party A: /seal/Houlong Village Committee, Zherong County

Party B: /seal/Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Party C: /seal/Fujian Min Dong Hong Tea Technology Co., Ltd.

Signing Date: January 4, 2017